UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2022

Next Meats Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56167	85-4008709
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F 1-16-13 Ebisu Minami Shibuya-ku, Tokyo Japan	150-0022
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

N/A
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

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Note: “We”, “Us”, “The Issuer”, and or “The Company” refer to Next Meats Holdings, Inc., a Nevada Company.

This Form 8-K/A, Amendment No. 1, is being filed to revise a clerical error in the previous Form 8-K, filed with the Securities and Exchange Commission on December 23, 2022, which incorrectly stated that Ryo Shirai and Hideyuki Sasaki no longer have an equity interest in the Company. The below has been revised accordingly.

All dollar amounts used throughout this Report are in US Dollars, unless otherwise stated.

3.02 Unregistered Sales of Equity Securities

On November 22, 2022, Ryo Shirai sold 8,229,451 shares of restricted Common Stock of the Issuer to White Knight Co., Ltd., a Japanese Company owned and controlled by Koichi Ishizuka, the Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors of the Company, at a price of $0.001 per share of Common Stock. The total subscription amount paid by White Knight Co., Ltd. was approximately $8,229. Ryo Shirai was formerly the Company’s Chief Executive Officer and Chairman of the Board of Directors, until his resignations on December 28, 2021.

On November 22, 2022, Ryo Shirai sold 79,521,051 shares of restricted Common Stock of the Issuer to Koichi Ishizuka, a Japanese Citizen, at a price of $0.001 per share of Common Stock. The total subscription amount paid by Koichi Ishizuka was approximately $79,521.

On November 22, 2022, Ryo Shirai sold 25,112,780 shares of restricted Common Stock of the Issuer to Hiroki Tajiri, a Japanese Citizen, at a price of $0.001 per share of Common Stock. The total subscription amount paid by White Knight Co., Ltd. was approximately $25,113. Hiroki Tajiri is a board member of Next Meats Co., Ltd., a subsidiary of Next Meats Holdings, Inc.

On November 22, 2022, Hideyuki Sasaki sold 112,863,282 shares of restricted Common Stock of the Issuer to White Knight Co., Ltd., a Japanese Company owned and controlled by Koichi Ishizuka, at a price of $0.001 per share of Common Stock. The total subscription amount paid by White Knight Co., Ltd. was approximately $112,863. Hideyuki Sasaki is currently the Chief Operating Officer, and a Director, of the Company.

The above sales of shares were conducted for investment purposes and were recorded by the Company’s transfer agent on December 16, 2022.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons/entities (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

5.01 CHANGES IN CONTROL OF REGISTRANT

Prior to the events described in Item 3.02, the controlling shareholders of the Company were, collectively, Koichi Ishizuka, directly and through his control of White Knight Co., Ltd., Ryo Shirai, and Hideyuki Sasaki.

As a result of the sales of Common Stock conducted by Ryo Shirai and Hideyuki Sasaki, the controlling shareholder of the Company is now Koichi Ishizuka, directly and through his control of White Knight Co., Ltd.

Following the above transactions, Ryo Shirai retains 50,225,560 shares of restricted common stock of the Company while Hideyuki Sasaki also retains 50,225,560 shares of restricted common stock of the Company.

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ITEM 9.01 EXHIBITS

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Next Meats Holdings, Inc.

Dated: December 28, 2022

By: /s/ Koichi Ishizuka

Koichi Ishizuka,

Chief Executive Officer